Exhibit B-5


                              ALLIANT ENERGY CORPORATION

                             % Series    Senior Notes due
                        -----         --                  ----




                                  PURCHASE AGREEMENT
                                  ------------------


                                                      ,
                                             ---------  ----

          [Purchaser[s] Name[s] and Address[es]]

          Ladies and Gentlemen:


          1.   Introduction.  Alliant Energy Corporation, a Wisconsin
               -------------
          corporation (the "Company"),  proposes to issue  and sell to  you
          (the "Initial Purchasers"), $            principal amount of its
                                       -----------
               % Series    Senior Notes due      (the "Securities"),
          -----         --                  ----
          subject  to the  terms  and conditions  set  forth herein.    The
          Securities are to  be issued  pursuant to the  provisions of  the
          Indenture (for Unsecured Debt Securities), dated as of          ,
                                                                 ---------
              , between the Company and                     , as Trustee
          ----                          --------------------
          (the "Trustee"), said Indenture,  together with any amendments or
          supplements  thereto,  being  hereinafter  referred  to  as   the
          "Indenture".

          2.   Terms of Offering.  The Securities will be offered and sold
               ------------------
          to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"). The Company has prepared and will deliver to the Initial Purchasers, on the date hereof or the next succeeding day, copies of an offering memorandum, dated
                   ,     , relating to the Securities, for use by the
          ---------  ----
          Initial Purchasers in connection with their solicitation of purchases of, or offerings of, the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (including any amendment or supplement to such document as of such date), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

               The Initial Purchasers have advised the Company that the Initial Purchasers will make offers (the "Exempt Resales") of the Securities purchased hereunder on the terms set forth in the Offering Memorandum solely to persons whom the Initial Purchasers reasonably believe to be (i) "qualified institutional buyers" as defined in Rule 144A under the Securities Act ("QIBs"), (ii) other institutional "accredited investors" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that execute and deliver a certificate containing certain representations and agreements ("Institutional Accredited Investors"), and (iii) non-U.S. persons to whom offers and sales of the Securities may be made in reliance upon the provisions of Regulation S under the Securities Act (such persons collectively being referred to herein as the "Eligible Purchasers"). The Initial Purchasers will offer the Securities to Eligible Purchasers initially at a
          price equal to       %  of the principal amount thereof.  Such
                         ------
          price may be changed at any time without notice.

               Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture with respect thereto, the Securities shall bear the following legend:

               "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (1) TO THE COMPANY,
               (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT,
               (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), OR (5) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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a)(1),
               (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF, OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (o)(2) OF RULE 902 UNDER, REGULATION S UNDER THE SECURITIES ACT."

          3.   Representations and Warranties of the Company.  The Company
               ---------------------------------------------
          represents and warrants to the Initial Purchasers that:

                    a. At the date hereof, the Offering Memorandum does not, and at the Closing Date, as hereinafter defined, the Offering Memorandum will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the foregoing representations and warranties in this paragraph (a) shall not apply to statements or omissions made in reliance upon and in conformity with the information furnished to the Company in writing by, or on behalf of, the Initial Purchasers expressly for use in the Offering Memorandum.

                    b. The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a material breach of any of the terms or provisions of, or constitute a material default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is now a party.

                    c. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 7 hereof and, with respect to sales to Eligible Purchasers, compliance by the Initial Purchasers with the provisions of Rule 144A, Regulation D and Regulation S applicable to the Initial Purchasers in connection with such sales, it is not necessary in connection with the offer, sale and delivery of the Securities by the Company to the Initial Purchasers and by the Initial Purchasers to each Eligible Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

                    d. The Company has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act.

                    e. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act, of 1934, as amended (the "Exchange Act") or quoted in a U.S. automated interdealer quotation system.

                    f. None of the Company, its affiliates, as such term is defined in Rule 501(b) under the Securities Act
               ("Affiliates"), or any person acting on behalf of the Company or any Affiliate (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

                    g. With respect to those Securities sold in reliance on Regulation S, (A) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (B) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has complied and will comply with the offering restrictions requirements of Regulation S.

                    The Company acknowledges that the Initial Purchasers, and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Company hereby consents to such reliance.

          4.   Purchase and Sale.  On the basis of the representations and
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          warranties  herein  contained,  and  subject  to  the  terms  and conditions herein set forth, the Company agrees to sell to the Initial Purchasers, and each of the Initial Purchasers severally and not jointly agrees to purchase from the Company, at the time
          and  place   herein  specified,  the  principal   amount  of  the
          Securities set forth opposite the name of such Initial Purchaser in Schedule I attached hereto, at a purchase price equal to
                % of the principal amount thereof.
          ------

          5.   Time and Place of Closing.  Delivery of the Securities
               -------------------------
          against payment therefor by wire  transfer in federal funds shall
          be made at the office of                      ,             , at
                                   ---------------------  -- ---------
                    ,      Time, on           ,     , or at such other
          ---------- -----          ----------  ----
          place, time and date as shall be agreed upon in writing by the Company and the Initial Purchasers. The hour and date of such delivery and payment are herein called the "Closing Date". The Securities shall be delivered to the Initial Purchasers, or as directed by the Initial Purchasers, in fully registered form in
          such denominations of $      and in integral multiples of $
                                 -----                               -----
          in excess thereof and registered in such names as the Initial Purchasers shall reasonably request in writing not later than the close of business on the second business day prior to the Closing Date, or, to the extent not so requested, registered in the names of the Initial Purchasers in such authorized denominations as the Company shall determine. The Company agrees to make the Securities available to the Initial Purchasers for checking
          purposes not later than       A.M.,          Time, on the last
                                  ------      --------
          business day preceding the Closing Date at the office of
                                                  .
          ----------------------------------------

          6.   Covenants of the Company.  The Company agrees with the
               ------------------------
          Initial Purchasers as follows:

                    a.   To  advise  the  Initial  Purchasers  (i)  of  the
               issuance  by any  state  securities commission  of any  stop order suspending the qualification or exemption from qualification of any of the Securities for offering or sale, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 6(c) below that makes any statement of a material fact made in the Offering Memorandum untrue or that requires any additions to or changes in the Offering Memorandum in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Securities under any state securities or blue-sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any of the Securities under any state securities or blue-sky laws, the Company shall use its best efforts to obtain the prompt withdrawal or lifting of such order.

                    b.   To furnish the Initial  Purchasers as many  copies
               of the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. Subject to the Initial Purchasers'
               compliance with its representations and warranties and agreements set forth in Section 7 hereof, the Company consents to the use of the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

                    c.   If,  during such  period  (not exceeding  the nine
               month period following the date of this Agreement) as in the opinion of counsel for the Initial Purchaser an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchasers, any event relating to or affecting the Company or of which the Company shall be advised in writing by the Initial Purchasers shall occur which, in the Company's reasonable opinion, should be set forth in a supplement to, or an amendment of, the Offering Memorandum in order to make the Offering Memorandum not misleading in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, the Company will, at its expense, prepare an appropriate amendment or supplement to such Offering Memorandum so that the Offering Memorandum, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances when the Offering Memorandum is delivered to an Eligible Purchaser, not misleading; provided that should such event relate solely to the activities of any Initial Purchaser, then such Initial Purchaser shall assume the expense of preparing and furnishing any such amendment or supplement. In case any
               Initial Purchaser is required to deliver an Offering Memorandum after the expiration of nine months from the date of this Agreement, the Company, upon such Initial Purchaser's request, will furnish to the Initial Purchaser, at such Initial Purchaser's expense, a reasonable quantity of any such amendment or supplement referred to in this
               Section 6(c).

                    d. To furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Securities for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under the blue-sky laws of such jurisdictions as the Initial Purchasers may designate, provided that the Company shall not be required to register or qualify as a foreign corporation or dealer in securities, to file any consents to service of process under the laws of any jurisdiction, or to meet any other requirements deemed by the Company to be unduly burdensome.

                    e. So long as any of the Securities remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available to any holder of Securities in connection with any sale thereof and any prospective purchaser of such Securities from such holder, the information ("Rule 144A Information") required by Rule 144A(d)(4) under the Securities Act.

                    f. To obtain the approval of the Depositary Trust Company ("DTC") for "book-entry" transfer of the Securities of each series, and to comply with all of its agreements set forth in the representation letter of the Company to DTC relating to the approval of the Securities by DTC for "book-entry" transfer.

                    g. Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Securities to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Securities under the Securities Act.

                    h. None of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S under the Securities
               Act) with respect to the Securities sold pursuant to Regulation S, and the Company and its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions of Regulation S with respect to those Securities sold pursuant thereto.

                    i. Until the expiration of two years after the original issuance of the Securities, the Company will not, and will cause its Affiliates not to, purchase or agree to purchase or otherwise acquire any Securities which are "restricted securities" (as such term is defined in Rule 144(a)(3) under the Securities Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions) unless, promptly upon any such purchase, the Company or any Affiliate shall submit such Securities to the Trustee for cancellation.

          7.   Initial Purchaser's Representations and Warranties.  Each
               --------------------------------------------------
          Initial Purchaser represents and warrants to and agrees with the Company, that:

                    a. It is a QIB or an Institutional Accredited Investor, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Securities.

                    b. It is not acquiring the Securities with a view to any distribution (as such term is used under the Securities
               Act) thereof or with any present intention of offering or selling any of the Securities in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

                    c. It agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) has been or will be used by it or any of its representatives in connection with the offer and sale of the Securities pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                    d. It agrees that, in connection with Exempt Resales, it will solicit offers to buy the Securities only from, and will offer to sell the Securities only to, Eligible Purchasers that agree that (x) the Securities purchased by them may be resold, pledged or otherwise transferred only
               (I) to the Company, (II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Securities Act, (III) in an offshore transaction (as defined in Rule 902 under the Securities Act) meeting the requirements of Rule 904 of the Securities Act, (IV) in a transaction meeting the requirements of Rule 144 under the Securities Act, (V) to an Institutional Accredited Investor that, prior to such transfer, furnishes the Trustee a signed letter (substantially in the form of Appendix I to the Offering
                                             ----------
               Memorandum) and, if such transfer is in respect of an aggregate principal amount of Securities less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (VI) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company) or (VII) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Securities or an interest therein is transferred a notice substantially to the effect of the foregoing.

                    e. It agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States, except pursuant to Regulation S under the Securities Act.

                    The Initial Purchasers acknowledge that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Initial Purchasers hereby consent to such reliance.

          8.   Conditions of the Initial Purchasers' Obligations.  The
               -------------------------------------------------
          obligations of the Initial Purchasers to purchase and pay for the Securities shall be subject to the accuracy of the rep-resentations and warranties made herein on the part of the Company, to the performance by the Company of its obligations to be performed hereunder prior to the Closing Date, and to the following conditions:

                    a.   The  Company shall  have furnished to  the Initial
               Purchaser the opinion of                  , the Counsel of
                                        -----------------
               the Company, dated the Closing Date, to the effect that:

                    (i) the Company is a corporation duly organized and validly existing and in good standing under the laws of Wisconsin and has due corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum, and is duly
                    qualified to conduct in            the businesses in
                                            ----------
                    which it is engaged in those States, which are the only States in which it is required to be so qualified;

                    (ii) the Company has full power and authority to execute the Indenture and to issue the Securities thereunder, and the Indenture has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding instrument by the Company enforceable against the Company in accordance with its terms;

                    (iii) the Securities and the Indenture have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment for and delivery of the Securities in accordance with the terms of this Agreement, they will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture;

                    (iv) the Company has full power and authority to execute this Agreement and this Agreement has been duly authorized, executed and delivered by the Company;

                    (v) an appropriate order or orders of the Commission under the Public Utility Holding Company Act of 1935 authorizing the issuance and sale of the Securities is in effect on the Closing Date and no further approval, authorization, consent or order of any other commission or other governmental authority (other than under state securities or blue sky laws, as to which such counsel are not called upon to express an opinion) is required for the issuance and sale of the Securities;

                    (vi) the execution and delivery of the Indenture, the Securities and this Agreement, and the fulfillment of the terms thereof and hereof by the Company, will not result in a breach of any of the terms or provisions of, or constitute a default under any provision of, the Company's articles of incorporation or by-laws or any indenture, mortgage, deed of trust or other agreement or instrument, of which such counsel has knowledge, to which the Company is now a party or, to the best of such counsel's knowledge, any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its activities or properties;

                    (vii) the provisions of the Securities and the Indenture conform in all material respects as to legal matters to the statements concerning them contained in
                    the Offering Memorandum under "              " and
                                                   --------------

                     "                                        ";
                      ----------------------------------------
                    (viii) the franchises, permits and licenses under which the Company operates in the States of Wisconsin,
                             and       are adequate to permit the Company
                    --------     -----
                    to engage in the businesses which it presently conducts in those States and do not contain any unduly burdensome provisions; in those municipalities where the Company operates without franchises or where expired franchises have not been renewed, the lack of such franchises does not materially affect the Company's operations in such municipalities and no actions or proceedings are pending or, to such counsel's knowledge, threatened by such municipalities which would materially affect the Company's operations;
                    (ix) it is not necessary in connection with the offer, sale and delivery of the Securities to you and (assuming such offer, sale and delivery are made in compliance with the provisions of the Purchase Agreement and in the manner contemplated by the Offering Memorandum) to each subsequent purchaser to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended; and

                    (x) each document filed by the Company or any of its subsidiaries with the Securities and Exchange Commission ("Commission") pursuant to the Exchange Act, and incorporated by reference in the Offering
                    Memorandum (except as to the financial statements and schedules and other financial and statistical data contained therein, as to which they need not express any belief), at the time it was filed with the Commission, complied as to form in all material respects with the Exchange Act and the applicable instructions, rules and regulations of the Commission thereunder.

                    Such counsel's opinion set forth in paragraphs (ii) and
               (iii) above may be subject to the qualifications that the enforceability of the Company's obligations under the Indenture and the Securities may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.

                    Such opinion shall also state  that such counsel has no
               knowledge of any litigation, pending or threatened, which challenges the validity of the Securities, the Indenture, or this Agreement, or which seeks to enjoin the performance of the Company's obligations thereunder or which might have a material adverse effect on the business, properties or financial condition of the Company except as disclosed in or contemplated by the Offering Memorandum.

                    In rendering such opinion, such  counsel may rely as to
               factual matters upon certificates or written statements from others or other appropriate representatives of the Company or upon certificates of public officials. In such opinion, such counsel may state that while such counsel has examined the Offering Memorandum, such counsel necessarily assumes the correctness and completeness of the statements made and information included therein and takes no responsibility therefor, except insofar as such statements relate to such counsel and as set forth in paragraph (vii) above.

                    Such  counsel's opinion  may further  state that  it is
               addressed to the Initial Purchasers and is rendered solely for their benefit and may not be relied upon in any manner
               by any other  person (other than                          to
                                                 -----------------------

               the extent stated in its opinion to the Initial Purchasers as of the Closing Date) without such counsel's prior written consent.

                    b. The  Initial Purchasers shall have received from
                           ,  counsel for the Initial Purchasers, such
               ------------
               opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Offering Memorandum (together with any supplement thereto) and other related matters as the Initial Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                    c. The  Company shall  have  furnished to  the  Initial
               Purchasers a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Offering Memorandum, and this Agreement and that:

                    (i) the representations  and warranties of  the Company
               in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

                    (ii) since the date of the most recent financial statements included in the Offering Memorandum (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Offering Memorandum (exclusive of any supplement thereto).

                    d.  At the Closing Date,                 , independent
                                             ----------------
               accountants shall have furnished to the Initial Purchasers a letter or letters, dated as of the Closing Date, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants' " comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Offering Memorandum.

                    e. Subsequent to  the date and time when this Agreement

               is executed and delivered by the parties hereto or, if earlier, the dates as of which information is given in the Offering Memorandum, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 8 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company the effect of which is, in the judgment of the Initial Purchasers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Offering Memorandum.

                    f. Prior  to the Closing  Date, the Company  shall have
               furnished   to   the   Initial   Purchasers   such   further
               information, certificates and documents as the Initial Purchasers may reasonably request.

               If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Initial Purchasers. Notice of such cancellation shall be given to the Company in writing or by telephone or electronic transmittal confirmed in writing.

          9.   Reimbursement of Initial Purchasers' Expenses.  If the sale
               ----------------------------------------------
          of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 8 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          10.  Indemnification and Contribution.
               ---------------------------------

                    a. The Company  agrees to indemnify  and hold  harmless
               each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                    b. Each Initial Purchaser severally agrees to indemnify
               and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of Section 15 of the Securities Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf such Initial Purchaser, specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth in
                                   under the caption  "            " in the
               ------------------                      ------------
               Offering Memorandum constitute the only information furnished in writing by the Initial Purchasers for inclusion in the documents referred to in the foregoing indemnity, and you, as the Initial Purchaser, confirm that such statements are correct.

                    c. Promptly after receipt by an indemnified party under
               this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
               Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party;
               (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                    d. In the event that the indemnity provided in paragraph (a) or (b) of this Section 10 shall be unenforceable under the applicable law, the Company and the Initial Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same)(collectively "Losses") to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Initial Purchasers from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Initial Purchasers in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), as set forth on the cover page of the Offering Memorandum. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement of a material fact or omission to state a material fact relates to information provided by such indemnifying party or the indemnified party and each such party's rela-tive intent, knowledge, access to information and oppor-tunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
               Section 10, each person who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of Section 15 of the Securities Act, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). The obligations of the Initial Purchasers to contribute hereunder are several in proportion to their respective obligations and not joint.


          11.  Termination.  This Agreement shall be subject to termination
               ------------
          in the absolute discretion of the Initial Purchasers, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange; (ii) a banking moratorium shall have been declared by Federal, Wisconsin or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Offering Memorandum.

          12.  Representations and Indemnities to Survive.  The respective
               -------------------------------------------
          agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or the Company or any of the officers, directors or controlling persons referred to in Section 10 hereof, and shall survive delivery of and payment for the Securities. The provisions of Sections 9 and 10 hereof shall survive the termination or cancellation of this Agreement.

          13.  Notices.  All communications  hereunder shall be in  writing
               --------
          and effective only on receipt, and, if sent to an Initial Purchaser, will be mailed, delivered or electronically transmitted and confirmed, to such Initial Purchaser at the address set forth above; or, if sent to the Company, shall be mailed, delivered or electronically transmitted it at 222 West Washington Avenue, Madison, Wisconsin 53703-0192; attention
          of                    .
            --------------------

          14.  Successors.  This Agreement shall inure to the benefit of
               -----------
          and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons, directors and officers referred to in Section 10, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons, directors and officers and for the benefit of no other person, firm or corporation.

               No purchaser of any Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

          15.  Applicable  Law.  The  rights and duties of the parties
               ----------------
          hereto under this Agreement shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the law of the State of New York.

          16.  Counterparts.  This Agreement may be executed in any number
               -------------
          of counterparts and by different parties hereto on separate counterparts, each such counterpart, when so executed and delivered, shall be deemed to be an original, and all of such counterparts shall, taken together, constitute one and the same agreement.

               By signature below in the space provided below for that purpose, each Initial Purchaser indicates acceptance hereof, whereupon this letter and acceptance shall constitute a binding agreement between the Company and the several Initial Purchasers in accordance with its terms.

                                        Very truly yours,

                                        ALLIANT ENERGY CORPORATION


                                        By:
                                           --------------------------------
                                             Name:
                                             Title:


          Accepted and delivered as of
          the date first above written

          [Names of Initial Purchasers]



          By:
             -------------------------------
               Name:
               Title:

                                                                 Schedule I
                                                                 ----------


                              Alliant Energy Corporation
                             % Series   Senior Notes due
                        -----         -                  ----



                                         Principal Amount
          Initial Purchaser                 Securities
          -----------------                 ----------

                              . . . . .  $
          -------------------             -----------

                              . . . . .  $
          --------------------            -----------

                                         $
               TOTAL  . . . . . . . . .  ============